                                                                  EXHIBIT 99.2





===============================================================================



                              SERVICING AGREEMENT
                         Dated as of _________ 1, 19___

                                     among

                     UNION PLANTERS MORTGAGE FINANCE CORP.
                                 as Depositor,


                  -------------------------------------------
                              as Master Servicer,


                                      and


                  -------------------------------------------
                                   as Trustee




===============================================================================


                                 Mortgage Loans
           Pledged under an Indenture dated as of _________ 1, 19___

                               TABLE OF CONTENTS


                                              ARTICLE 1
                                             DEFINITIONS

Section 1.1       Definitions.................................................................  1
Section 1.2       Interest Calculations....................................................... 15
Section 1.3       Determination of Material Adverse Effect.................................... 15

                                              ARTICLE 2
                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS


Section 2.1       Servicing Generally......................................................... 15
Section 2.2       Collection of Certain Mortgage Loan Payments; Collateral
                  Proceeds Account............................................................ 17
Section 2.3       Hazard Insurance Policies................................................... 20
Section 2.4       Enforcement of Due-on-Sale Clauses; Assumption and
                  Modification Agreements..................................................... 21
Section 2.5       Realization upon Defaulted Mortgage Loans, Options to
                  Purchase Mortgage Loans..................................................... 22
Section 2.6       Trustee to Cooperate; Release of Mortgage Loan Files........................ 24
Section 2.7       Servicing Compensation; Payment of Certain Expenses by the
                  Master Servicer[; Compensation Interest].................................... 25
Section 2.8       Annual Statement as to Compliance........................................... 26
Section 2.9       Annual Independent Public Accountants' Servicing Report..................... 26
Section 2.10      Access to Certain Documentation and Information Regarding the
                  Mortgage Loans.............................................................. 26
Section 2.11      Maintenance of Fidelity Bond and Errors and Omissions Policy................ 27

Section 2.12      Notices to the Depositor, the Rating Agencies, the Trustee [and
                  the Bond Insurer]........................................................... 27
Section 2.13      Reports of Foreclosures and Abandonment of Mortgaged
                  Properties.................................................................. 27
Section 2.14      Sub-Servicers and Sub-Servicing Agreements.................................. 28
Section 2.15      Servicing for Benefit of the Bond Insurer................................... 28
Section 2.16      Annual Lien Opinions; Bond Redemptions...................................... 29


                                               ARTICLE 3
                                        SERVICER REMITTANCE REPORT

 Section 3.1       Servicer Remittance Report.................................................. 29

                                               ARTICLE 4
                                 MONTHLY ADVANCES AND SERVICING ADVANCES


 Section 4.1       Monthly Advances; Servicing Advances........................................ 30

                                               ARTICLE 5
                                          THE MASTER SERVICER


 Section 5.1       Representations and Warranties of the Master Servicer....................... 31
 Section 5.2       Liability of the Master Servicer............................................ 33
 Section 5.3       Merger or Consolidation of, or Assumption of the Obligations
                   of, the Master Servicer..................................................... 33
 Section 5.4       Limitation on Liability of the Master Servicer and Others................... 33
 Section 5.5       Master Servicer Not to Resign............................................... 34

                                               ARTICLE 6
                                                DEFAULT


 Section 6.1       Events of Default........................................................... 34
 Section 6.2       Trustee to Act; Appointment of Successor.................................... 36
 Section 6.3       Notifications to Bondholders................................................ 37
 Section 6.4       Assumption or Termination of Sub-Servicing Agreements by the
                   Trustee or any Successor Master Servicer.................................... 37
 Section 6.5       Payment of Trustee's Fees and Expenses...................................... 38

                                               ARTICLE 7
                                              TERMINATION


 Section 7.1       Termination................................................................. 39



                                               ARTICLE 8
                                       MISCELLANEOUS PROVISIONS

Section 8.1       Amendment................................................................... 39
Section 8.2       Governing Law............................................................... 40
Section 8.3       Notices..................................................................... 41
Section 8.4.      Severability of Provisions.................................................. 41
Section 8.5       Assignment.................................................................. 41
Section 8.6       Third Party Beneficiary; Rating............................................. 41
Section 8.7       Counterparts................................................................ 42
Section 8.8       Intention of the Parties.................................................... 42
Section 8.9       Waivers and Modifications................................................... 42
Section 8.10      Further Agreements.......................................................... 42
Section 8.11      Attorney-in-Fact............................................................ 42



                             SCHEDULES AND EXHIBITS



Schedule I        Mortgage Loan Schedule
Exhibit A         Form of Annual Statement as to Compliance
Exhibit B         Form of Request for Release
Exhibit C         Ancillary Servicing Compensation
Exhibit D         Summary of Servicer's Collection Procedures
Exhibit E         Form of Liquidation Report

         THIS SERVICING AGREEMENT (this "Agreement"), dated as of _________ 1, 19___, among UNION PLANTERS MORTGAGE FINANCE CORP., as depositor of its Collateralized Mortgage Bonds, Series _________ (the "Depositor"), ________________, as master servicer (in such capacity, together with permitted successors hereunder, the "Master Servicer"), and _______________, not in its individual capacity but as trustee pursuant to that certain indenture (the "Indenture"), dated as of _________ 1, 19___ (the "Trustee"), between the Depositor and the Trustee, recites and provides as follows:

                                    RECITALS

         WHEREAS, the Master Servicer is engaged in the business of servicing mortgage loans;

         WHEREAS, the Depositor desires to pledge to the Trustee certain residential mortgage loans, identified on Schedule I hereto (the "Mortgage Loans") in connection with the issuance of the Issuer's Collateralized Mortgage Bonds, Series _________ (the "Bonds");

         WHEREAS, the Depositor desires to contract with the Master Servicer for the servicing responsibilities associated with the Mortgage Loans and the Master Servicer desires to assume the servicing responsibilities associated with such Mortgage Loans; and

         WHEREAS, the Depositor, the Master Servicer and the Trustee desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of the Mortgage Loans.

         NOW, THEREFORE, in consideration of the above premises and of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Master Servicer and the Trustee hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS


         SECTION 1.1       DEFINITIONS.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01.

         "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

         "AGGREGATE COLLATERAL VALUE": As defined in the Indenture.

         "AGREEMENT": This Servicing Agreement, dated as of _______ 1, 19___, among the Depositor, the Master Servicer and the Trustee, and all amendments hereof and supplements hereto.

         "ANCILLARY SERVICING COMPENSATION": Prepayment fees, assumption fees, fees for insufficient funds, and other items listed on Exhibit C hereto collected by the Master Servicer from Mortgagors.

         "APPRAISAL": A written appraisal of a Mortgaged Property made by an appraiser holding all state certifications or licenses provided by the state in which the Mortgaged Property is located, which appraisal must be written, in form and substance, to FDIC, Fannie Mae and Freddie Mac standards, and must meet the appraisal standards of the Uniform Standards of Professional Appraisal Practice.

         "APPRAISED VALUE": With respect to any Mortgaged Property, the lesser of (a) the value thereof as determined by an Appraisal and (b) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the related Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, the Appraised Value of the Mortgaged Property shall be equal to the value thereof as determined by an Appraisal.

         "BASE NET WORTH": For any fiscal quarter at the end of which the Master Servicer's Net Worth is less than $____________. For any fiscal quarter after the first fiscal quarter at the end of which the Master Servicer's Net Worth equals or exceeds $_____________.

         "BOND ACCOUNT": The segregated trust account established and maintained by the Trustee pursuant to Section ____ of the Indenture.

         "BOND BALANCE": The aggregate outstanding principal balance of all Classes of Bonds on any date of determination.

         "BONDHOLDER" or "HOLDER": The Person in whose name a Bond is registered in the Bond Register, except that, solely for the purpose of taking any action under Article Six or giving any consent pursuant to this Agreement, any Bond registered in the name of the Depositor or the Master Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor or the Master Servicer shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite Voting Interests necessary to take any such action or effect any such consent have acted or consented unless the Depositor, the Master Servicer or any such Person is an owner of record of all of the Bonds.

         ["BOND INSURANCE POLICY": The ___________________ Policy (No. ______),
dated _________ ___, 19___, including any endorsements thereto, issued by the Bond Insurer for the benefit of the Bondholders, pursuant to which the Bond Insurer guarantees payment of Insured Payments.]

         ["BOND INSURER": ________________, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.]

         ["BOND INSURER DEFAULT": The existence and continuance of any of the following:

         (a)   an _____ Payment Default;

         (b) entry by a court having jurisdiction in the premises of (1) a final and nonappealable decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (2) a final and nonappealable decree or order adjudging the Bond Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Bond Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Bond Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (c) the commencement by the Bond Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the Bond Insurer to the entry of a decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against Bond Insurer, or the filing by the Bond Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bond Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bond Insurer or of any substantial part of its property, or the failure by the Bond Insurer to pay debts generally as they become due, or the admission by the Bond Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bond Insurer in furtherance of any such action.

         Notwithstanding anything to the contrary contained herein, upon the existence and continuance of a Bond Insurer Default, the consent by the Bond Insurer shall not be required for any action or inaction hereunder and the Bond Insurer shall not have any rights with respect thereto except that the Bond Insurer shall be entitled to an Opinion of Counsel to the effect that such amendment does not materially and adversely impair the Bond Insurer's interests if an amendment is requested while a Bond Insurer Default is continuing.]

         ["BOND INSURER PARTIES": The Bond Insurer or its respective agents, representatives, directors, officers or employees.]

         "BOND REGISTER":  As defined in the Indenture.

         "BONDS": The Depositor's Collateralized Mortgage Bonds, Series ______, issued pursuant to the Indenture.

         "BUSINESS DAY": Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of Tennessee, the State of New York or the State of Delaware [or the state in which the principal office of the Bond Insurer is located] are required or authorized by law, executive order or governmental decree to be closed.

         "CLOSING DATE":  On or about __________ ___, 19___.

         "CODE": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

         "COLLATERAL PROCEEDS ACCOUNT":  As defined in the Indenture.

         "COLLECTION PERIOD": As to any Deposit Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Deposit Date occurs and ending on the last day of such calendar month.

         ["COMPENSATING INTEREST": With respect to any Mortgage Loan as to which a prepayment in whole or in part was received by the Servicer from the related Mortgagor during a Collection Period, an amount equal to the lesser of
(a) the Monthly Servicing Fee for such Collection Period and (b) the difference between (1) 30 days' interest at the related Note Rate on the Principal Balance of such Mortgage Loan (immediately prior to such prepayment) and (2) the amount of interest actually collected by the Servicer on such Mortgage Loan during the related Due Period.]

         "CUMULATIVE LOSS PERCENTAGE": As of any Payment Date, the percentage equivalent of the fraction obtained by dividing (1) the principal amount of cumulative Realized Losses on the Mortgage Loans from the applicable Cut-off Dates through the end of the related Collection Period by (2) the Initial Pool Balance.

         "CUMULATIVE LOSS RATE TRIGGER": The "Cumulative Loss Rate Trigger" occurs on a Deposit Date if the Cumulative Loss Percentage exceeds the percentage specified in the table below for the period in which such Deposit Date occurs.


                             Deposit Dates                                         Cumulative
         from and including                 to and including                    Loss Percentage
         ------------------                 ----------------                    ---------------
         [Date]                             [Date]                                    %
         [Date]                             [Date]                                    %
         [Date]                             [Date]                                    %
         [Date]                             [Date]                                    %
         [Date]                             thereafter                                %

         "CUT-OFF DATE": As to any Mortgage Loan, the later of _________ ___, 19___ or the date of origination of such Mortgage Loan.

         "DELINQUENCY PERCENTAGE": For any Payment Date, the percentage equivalent of the fraction obtained by dividing (1) the aggregate of the Principal Balances of all Mortgage Loans that were 90 days contractually delinquent, REO Property, in foreclosure, or for which the related Mortgagor was in a bankruptcy proceeding or paying a reduced Monthly Payment as a result of a bankruptcy workout, as of the end of the related Collection Period, by (2) the aggregate of the Principal Balance of all of the Mortgage Loans as of the related Determination Date.

         "DELINQUENCY RATE TRIGGER": The Rolling Delinquency Percentage equalling or exceeding ____% as of any Payment Date.

         "DEPOSIT DATE": As to any Payment Date, the ___th day of the month in which such Payment Date occurs or, if such ___th day is not a Business Day, the next succeeding Business Day.

         "DEPOSITOR": Union Planters Mortgage Finance Corp., as issuer of the Bonds pursuant to the Indenture.

         "DETERMINATION DATE": As to any Deposit Date, the close of business on the last day of the calendar month preceding the calendar month in which such Deposit Date occurs.

         "DUE PERIOD":  As defined in the Indenture.

         "ELIGIBLE ACCOUNT": Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "AA" or better by Standard & Poor's and "Aa2" or better by Moody's and in the highest short-term rating category by Standard & Poor's and Moody's, and that is either
(1) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (2) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (3) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (4) a principal subsidiary of a bank holding company [or (5) approved in writing by the Bond Insurer] or (B) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

         "ELIGIBLE INVESTMENTS":  As defined in the Indenture.

         "EVENT OF DEFAULT":  As defined in Section 6.01.

         "FDIC": The Federal Deposit Insurance Corporation and its successors in interest.

         "FEMA": The Federal Emergency Management Agency and its successors in interest.

         "FANNIE MAE":  Fannie Mae and its successors in interest.

         "FREDDIE MAC": Freddie Mae (formerly The Federal Home Loan Mortgage Corporation) and its successors in interest.

         ["GROSS MARGIN": With respect to any Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Note Rate.]

         "INDENTURE": The indenture, dated as of ________ 1, 19___, between the Depositor and the Trustee pursuant to which the Mortgage Loans and certain other assets included in the Trust Estate are pledged as collateral for the Bonds, and any supplements or amendments thereto.

         ["INDEX": With respect to any Mortgage Loan, the applicable index for computing the Note Rate as specified in the Mortgage Note. The Index for each Mortgage Loan shall be -------------.]

         "INFORMATION":  As defined in Section 3.02.

         "INITIAL POOL BALANCE": The aggregate of the Principal Balances of the Mortgage Loans determined as of their respective Cut-off Dates (after application of all payments of principal received in respect of any such Mortgage Loan before such Cut-off Dates), which aggregate amount is $_____________.

         ["INSURANCE PROCEEDS": With respect to any Deposit Date, proceeds paid by any insurer (other than the Bond Insurer) and received by the Master Servicer during the related Collection Period pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any deductible payable by the Master Servicer with respect to a blanket insurance policy pursuant to Section 2.03 and the proceeds from any fidelity bond or errors and omission policy pursuant to Section 2.11, net of any component thereof covering any expenses incurred by or on behalf of the Master Servicer and specifically reimbursable under this Agreement.]

         ["INSURED PAYMENT":  As defined in the Indenture.]

         ["[INSURER] PAYMENT DEFAULT":  As defined in the Indenture.]

         "LIQUIDATED MORTGAGE LOAN": As to any Deposit Date, any Mortgage Loan
(1) as to which the Master Servicer has determined, in accordance with the servicing procedures specified herein, that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered, (2) that has been purchased by the Master Servicer pursuant to
Section 2.05 on or prior to such Deposit Date or (3) that has been repurchased by the Seller pursuant to the Sales Agreement on or prior to such Deposit Date.

         "LIQUIDATION EXPENSES": Expenses that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses with respect to any Liquidated Mortgage Loan shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Master Servicer pursuant to Section 2.05 respecting the related Mortgage Loan, and any other related and previously unreimbursed Servicing Advances.

         "LIQUIDATION PROCEEDS": Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, whether through trustee's sale, foreclosure sale, condemnation, taking by eminent domain or otherwise received in respect of any Mortgage Loan foreclosed upon as described in Section 2.05 (including, without limitation, proceeds from the rental of the related Mortgaged Property).

         "LIQUIDATION REPORT": A liquidation report in the form of Exhibit E attached hereto.

         "LOAN-TO-VALUE RATIO": With respect to any Mortgage Loan as of its date of origination, the ratio as of its date of origination borne by the outstanding principal amount of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

         "MASTER SERVICER": ________________ or any successor master servicer appointed as provided pursuant to this Agreement.

         "MAXIMUM RATE": With respect to any Mortgage Loan, any absolute maximum Note Rate set by provisions in the related Mortgage Note.

         ["MINIMUM RATE": With respect to any Mortgage Loan, any absolute minimum Note Rate, set by provisions in the related Mortgage Note, subject to the initial Note Rate first adjusting to a level in excess of such minimum Note Rate in accordance with the terms of the Mortgage Note.]

         "MONTHLY ADVANCE":  As defined in Section 4.01(a).

         "MONTHLY PAYMENT": With respect to any Mortgage Note, the amount of each monthly payment payable by the Mortgagor under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Note Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

         "MONTHLY SERVICING FEE": With respect to any Payment Date, 1/12 of the product of the Servicing Fee Rate and the Aggregate Collateral Value of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Collection Period, the Initial Pool Balance).

         ["MOODY'S": Moody's Investors Service, Inc. and its successors in interest.]

         "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

         "MORTGAGE LOAN": Each of the mortgage loans pledged to the Trustee pursuant to the Indenture that from time to time comprise part of the Trust Estate, all of which originally so held being identified in the Mortgage Loan Schedule attached hereto as Schedule I.

         "MORTGAGE LOAN DOCUMENTS": As defined in the Sales Agreement and the Indenture.

         "MORTGAGE LOAN FILE": Either the Servicer Mortgage Loan File or the Trustee Mortgage Loan File, as applicable.

         "MORTGAGE LOAN SCHEDULE": As of any date, the schedule of Mortgage Loans then subject to this Agreement. The initial schedule of Mortgage Loans as of the Cut-off Dates therefor is attached hereto as Schedule I. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer to reflect the addition of Mortgage Loans to, and the removal of Mortgage Loans from, the Trust Estate pursuant to the Indenture. The Mortgage Loan Schedule shall identify each Mortgage Loan by the Master Servicer's loan number and address (including the state) of the related Mortgaged Property and shall set forth as to each Mortgage Loan the initial Loan-to-Value Ratio, the Cut-off Date, [the Index, the Gross Margin,] the current Monthly Payment amount and the stated maturity date of the related Mortgage Note. The Mortgage Loan Schedule shall be delivered to the Trustee in both physical and computer- readable form.

         "MORTGAGE NOTE": The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         "MORTGAGED PROPERTY": The underlying property securing a Mortgage
Loan.

         "MORTGAGOR":  The obligor under a Mortgage Note.

         "NET LIQUIDATION PROCEEDS": As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan through the end of the Collection Period in which the related liquidation occurred, and then to the Principal Balance thereof.

         "NET WORTH": For any fiscal quarter, the sum of the Master Servicer's assets reflected on a balance sheet for such fiscal quarter prepared in accordance with GAAP consistently applied minus the sum of the Master Servicer's liabilities required to be shown as such on a balance sheet for such fiscal quarter prepared in accordance with GAAP consistently applied.

         "NONRECOVERABLE ADVANCE": Any Servicing Advance or Monthly Advance that, in the Master Servicer's reasonable judgment, would not be ultimately recoverable by the Master Servicer from late collections, Insurance Proceeds or Liquidation Proceeds on the related Mortgage Loan or otherwise, as evidenced by an Officer's Certificate delivered to the [Bond Insurer and the] Trustee no later than the Business Day following the Master Servicer's determination thereof.

         "NOTE RATE":  As defined in the Indenture.

         "OFFICER'S CERTIFICATE": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of the Master Servicer or the Depositor, as the case may be, and delivered to the Trustee, [Bond Insurer] or each Rating Agency, as the case may be.

         "OPINION OF COUNSEL": A written opinion of counsel in form and substance reasonably acceptable to the Trustee and[, in the case of opinions delivered to Bond Insurer,] in form and substance reasonably acceptable to it. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel.

         "ORIGINAL PRINCIPAL AMOUNT": With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

         "PAYMENT AHEAD": Any payment remitted by a Mortgagor with respect to a Mortgage Note during a Due Period in excess of the Monthly Payment due during such Due Period with respect to such Mortgage Note, which excess sums the related Mortgagor has instructed the Master Servicer to apply to Monthly Payments due in one or more subsequent Due Periods. A Monthly Payment that was a Payment Ahead shall, for purposes of computing certain amounts under this Agreement, be deemed to have been received by the Master Servicer on the date in the related Due Period on which such Monthly Payment would have been due if such Monthly Payment had not been paid as part of a Payment Ahead.

         "PAYMENT DATE": The date of payment on the Bonds pursuant to the Indenture, which date is the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following such 25th day, beginning ________ ___, 19___.

         "PERCENTAGE INTEREST": With respect to a Bond, the undivided percentage interest (carried to eight places rounded down) obtained by dividing the original principal balance of such by Bond by the original principal balance of all Bonds in the related Series and multiplying the result by 100.

         "PERSON": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "PRINCIPAL BALANCE": As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Determination Date, as of the applicable Cut-off Date) less (1) all scheduled payments of principal received or advanced in respect of such Mortgage Loan and due during the related Due Period, (2) all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, (3) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (4) the portion of the Purchase Price allocable to principal to be remitted to the Trustee on or prior to the next succeeding Deposit Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date, and
(5) the amount to be remitted by the Seller to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date; provided, however, that a Mortgage Loan that has become a Liquidated Mortgage Loan since the preceding Determination Date (or, in the case of the first Determination Date, since the applicable Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

         "PRINCIPAL PREPAYMENT": As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

         "PURCHASE PRICE":  As defined in the Indenture.

         "RATING AGENCIES": [Standard & Poor's and Moody's] (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Master Servicer, notice of which designation shall be given to the Trustee.

         "REALIZED LOSS": With respect to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan) exceeds the Net Liquidation Proceeds, if any, in respect of such Mortgage Loan, which amount shall in no event exceed the Principal Balance of such Mortgage Loan (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan).

         "REFINANCED MORTGAGE LOAN": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "REMITTABLE FUNDS": With respect to any Deposit Date, the amount equal to the aggregate of the following amounts:

         (a) all payments in respect of or allocable to interest received (or deemed to have been received in the case of Payments Ahead) with respect to the Mortgage Loans and due during the related Due Period and all other interest payments on or in respect of the Mortgage Loans received by or on behalf of the Master Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, plus [any Compensating Interest payments made by the Master Servicer and] any net income from related REO Properties collected during the related Collection Period;

         (b) all scheduled payments of principal received (or deemed to have been received, in the case of Payments Ahead) with respect to the Mortgage Loans and due during the related Due Period, and all other principal payments (including Principal Prepayments) received or deemed to have been received during the related Collection Period;

         (c) all Trust Insurance Proceeds and Net Liquidation Proceeds received during the related Collection Period; and

         (d) the amount of Monthly Advances made by the Master Servicer in respect of such Deposit Date pursuant to Section 4.01(a); but net of the following amounts:

                  (1) the Monthly Servicing Fee and any other compensation payable to the Master Servicer pursuant to Section 2.07 for the related Collection Period [(except to the extent used to pay Compensating Interest)] to the extent not previously paid to or retained by the Master Servicer;

                  (2) the aggregate amount of Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan (other than those included in the related Liquidation Expenses or netted out by the Master Servicer from related Insurance Proceeds);

                  (3) the aggregate amount of Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan (other than those included in the related Liquidation Expenses or netted out by the Master Servicer from related Insurance Proceeds);

                  (4) the aggregate amount of Nonrecoverable Advances not previously reimbursed to the Master Servicer;

                  (5) any amount deposited into the Collateral Proceeds Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Remittable Funds on such Deposit Date; and

                  (6) excess Net Liquidation Proceeds as described in the second paragraph of Section 2.05.

         "REO PROPERTY":  As defined in Section 4.01(a).

         "RESPONSIBLE OFFICER": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "ROLLING DELINQUENCY PERCENTAGE": As of any Payment Date, the average of the Delinquency Percentages as of the last day of each of the six (or one, two, three, four and five in the case of the first five Deposit Dates, as applicable) most recently ended Collection Periods.

         "ROLLING LOSS PERCENTAGE": As of any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding 12 Collection Periods, and the denominator of which is the Aggregate Collateral Values of the Mortgage Loans as of the first day of the 12th preceding Collection Period.

         "ROLLING LOSS RATE TRIGGER": The Rolling Loss Percentage equalling or exceeding ____% as of any Deposit Date on or after the Deposit Date occurring in ____________.

         "SALES AGREEMENT": That certain agreement, dated as of _________ 1, 19___, between ____________________, as seller, and the Depositor, as purchaser, pursuant to which the Depositor acquired the Mortgage Loans.

         "SELLER": _______________________, as seller of the Mortgage Loans pursuant to the Sales Agreement.

         "SERVICER MORTGAGE LOAN FILE": As to each Mortgage Loan, a file maintained by the Master Servicer that contains (1) an original hazard insurance policy (and flood insurance policy, if required pursuant to Section
2.03 hereof) relating to the underlying Mortgaged Property or a certificate of insurance issued by the insurer or its agent indicating that a hazard insurance policy (and flood insurance policy, if required pursuant to Section 2.03 hereof) is in effect with respect to such Mortgaged Property, (2) the originals of all RESPA and Regulation Z disclosure statements executed by the related Mortgagors, (3) the appraisal report made in connection with the origination of the Mortgage Loan (4) the settlement statement for the purchase and/or refinancing of the underlying Mortgaged Property by the related Mortgagor under the related Mortgage Note and Mortgage, (5) the originals of any tax service contracts, (6) documentation relating to any approvals by the Master Servicer of any modifications of the original related Mortgage Loan Documents and any releases of collateral supporting the related Mortgage Loan, together with copies of the documentation effecting any such modifications or releases, (7) collection notices or form notices sent to the related Mortgagor, (8) foreclosure correspondence and legal notifications, if applicable, (9) water and irrigation company stock certificates, if applicable, and (10) all other documents relating to such Mortgage Loan which would customarily be maintained in a mortgage loan file by the Master Servicer in order to service the mortgage loan properly, as well as any other documents relating to such Mortgage Loan (other than Mortgage Loan documents) that come into the Master Servicer's possession.

         "SERVICER REMITTANCE REPORT": The monthly report prepared by the Master Servicer and delivered to the parties specified in Section 3.01.

         "SERVICING ADVANCES": All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of the Mortgaged Properties, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and, if applicable, flood insurance policies, to the extent not paid by the related Mortgagors, (2) any enforcement or judicial proceedings with respect to the Mortgage Loans or Mortgaged Properties, including foreclosures, (3) the management and liquidation of any REO Property and (4) compliance with the Master Servicer's obligations under
Section 2.03 (other than its obligation to deposit in the Collateral Proceeds Account amounts representing the deductible in respect of any blanket hazard insurance policy).

         "SERVICING FEE RATE":  _____%.

         "SERVICING OFFICER": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers annexed to an Officer's Certificate furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         ["STANDARD & POOR'S" OR "S&P": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.]

         "SUB-SERVICER": Any Person, including an Affiliate of the Master Servicer, with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 2.14 hereof in respect of the qualification of a Sub-Servicer.

         "SUB-SERVICING ACCOUNT": Any segregated trust account, which shall at all times be an Eligible Account, established and maintained as though it were a Collateral Proceeds Account pursuant to Section 2.02(b) and entitled "[Sub-Servicer], in trust for the benefit of Holders of UPMFC Trust Collateralized Mortgage Bonds, Series ________[, and _____ as Bond Insurer] Collateral Proceeds Account". References herein to the Collateral Proceeds Account shall include any Sub-Servicing Account as the context requires.

         "SUB-SERVICING AGREEMENT": A written contract between the Master Servicer and any Sub-Servicer relating to the servicing and/or administration of certain Mortgage Loans.

         "TARGET NET WORTH": As of the end of any fiscal quarter, the lesser of
(1) $20,000,000 or (ii) the applicable Base Net Worth plus 75% of all cumulative after tax net income earned by the Master Servicer from the later of ______ ___, 19___ or the date such Base Net Worth was established, through the end of such quarter.

         "TRUST ESTATE":  As defined in the Indenture.

         "TRUST INSURANCE PROCEEDS": Insurance Proceeds that (1) are applied by the Master Servicer to reduce the Principal Balance of the related Mortgage Loan and (2) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Master Servicer's normal servicing procedures, applicable law or the terms of the related Mortgage Loan.

         "TRUSTEE": ______________________________, [a national banking association,] and its successors in interest or any successor trustee appointed as provided pursuant to the Indenture.

         "TRUSTEE FEE": The monthly fee of the Trustee, which shall be determined as set forth in the Indenture.

         "TRUSTEE MORTGAGE LOAN FILE": As to each Mortgage Loan, a file containing all of the related Mortgage Loan Documents.

         "UNDERWRITERS":  ______________ and _________________.

         "UNDERWRITING AGREEMENT": The underwriting agreement, dated as of _________ ___, 19___, between the Depositor and the Underwriters.

         "VICE PRESIDENT": Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "VOTING INTEREST": With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Bonds evidencing specified Voting Interests in the Trust Estate, the Bondholders will collectively be entitled to 100% of the aggregate Voting Interests represented by all Bonds. Voting Interests allocated to the Bonds shall be allocated in proportion to the Bond Balance. With respect to any provision hereof providing for action, consent or approval of the Bonds, each Holder of the Bonds will have a Voting Interest in the Bonds equal to such Holder's Percentage Interest in the Bonds.

         SECTION 1.2       INTEREST CALCULATIONS.

         All calculations of interest at the Mortgage Loan Rate that are made in respect of the Principal Balance of a Mortgage Loan, shall be made on a daily basis using a 360-day year of twelve 30-day months.

         [SECTION 1.3      DETERMINATION OF MATERIAL ADVERSE EFFECT.

         Whenever a determination is to be made under this Agreement as to whether a given action, course of conduct, event or set of facts or circumstances could or would have a material adverse effect on the Trust Estate[, the Bond Insurer] or any Bondholder (or any similar or analogous determination), such determination shall be made without giving effect to the insurance provided by the Bond Insurance Policy.]


                                   ARTICLE 2
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS


         SECTION 2.1       SERVICING GENERALLY.

         (a) General Duties; Licensing. Acting directly or through one or more Sub-Servicers as provided in Section 2.14, the Master Servicer, as servicer, shall administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to all comparable mortgage loans that it services for itself or others. The

Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer, to the extent not in conflict with the provisions of this Agreement. Notwithstanding the appointment of any Sub-Servicer, the Master Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement. The Master Servicer shall maintain all licenses and qualifications necessary under the laws of any jurisdiction where Mortgaged Properties are located for it to perform the servicing obligations hereunder legally. The Master Servicer shall cause any Sub-Servicer to maintain for it all licenses and qualifications necessary to perform its servicing obligations in the states where the Mortgaged Properties to which the applicable Sub-Servicing Agreement relates are located. The Master Servicer shall cooperate with the Depositor and the Trustee and furnish to the Depositor and the Trustee such information in its possession as may be necessary or otherwise reasonably requested to enable the Depositor and the Trustee to perform their respective tax reporting duties under the Indenture. The Depositor and the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

         (b) Interest Rate and Monthly Payment Adjustments. The Master Servicer shall enforce each Mortgage Loan and shall timely calculate, record, report and apply all Note Rate adjustments in accordance with the related Mortgage Note. The Master Servicer's records shall, at all times, reflect the then-current Note Rate and Monthly Payment and the Master Servicer shall timely notify the Mortgagor of any changes to the Note Rate and the Monthly Payment.

         (c) Servicer Authority. Without limiting the generality of the foregoing, the Master Servicer (1) shall continue, and is hereby authorized and empowered by the Depositor and the Trustee, to execute and deliver, on behalf of itself, the Depositor, the Bondholders, [the Bond Insurer] and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties and (2) subject to Section 2.05, to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert ownership of Mortgaged Properties into the name of the Trustee pursuant to Section 2.05 of this Agreement. The Master Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Depositor or the Trustee. If the Master Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Depositor and the Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Master Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Master Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Depositor and the Trustee shall, upon the written request of a Servicing Officer, execute and return to the Master Servicer such powers of attorney and other documents as are necessary or appropriate to enable the Master Servicer to enforce such Mortgage Loan or insurance policy, as the case may be, and which are prepared by the Master Servicer and submitted to the Depositor or the Trustee for execution.

         The Master Servicer, on behalf of the Depositor, the Bondholders [and the Bond Insurer,] shall prepare, execute, deliver and take all actions reasonably necessary to protect the Trust Estate pursuant to Section 3.05 of the Indenture and shall, on behalf of the Depositor, execute and deliver and take any additional actions as shall be deemed necessary to effect the administrative obligations of the Depositor under the Indenture.

         The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the servicing standard described in Section 2.1(a) herein so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than would liquidation. The Master Servicer promptly shall notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

         (d) Independent Contractor Relationship. The relationship of the Master Servicer to the Depositor and the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         SECTION 2.2 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; COLLATERAL PROCEEDS ACCOUNT.

         (a) Collection Procedures. The Master Servicer shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans. A summary of the Master Servicer's collection procedures is attached hereto as Exhibit D. A written copy of any such amendment or modification shall be furnished to the Trustee. Consistent with the foregoing, the Master Servicer may in its discretion (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans,
(2) if a Mortgagor is in default or appears about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan or (3) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), in accordance with the Master Servicer's general policies for comparable mortgage loans subject to the Relief Act; provided, however, that the Master Servicer shall not, [without the prior written consent of the Bond Insurer,] permit any waiver, modification or variance of a Mortgage Loan that would (1) change the Note Rate, (2) forgive the payment of any principal or interest, (3) impair the priority of the lien represented by the related Mortgage or (4) extend the final maturity date of the Mortgage

Loan beyond _______ 20___, in any case except to the extent required under the Relief Act. The Master Servicer will not consent to the placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that has a priority equal to or higher than the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full. No partial release of a Mortgage Loan shall be made if it would cause the Loan-to-Value Ratio of the Mortgage Loan (taking into account the partial release) to be higher than the Loan-to-Value Ratio of the Mortgage Loan at origination.

         (b) Collateral Proceeds Account. The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts that in the aggregate are the Collateral Proceeds Account. At the Master Servicer's option, amounts held in the Collateral Proceeds Account shall be invested by the depository institution or trust company then maintaining the account at the written direction of the Master Servicer in Eligible Investments that mature not later than the Deposit Date next succeeding the date of investment. The Master Servicer shall not retain any cash or investment in the Collateral Proceeds Account for a period in excess of 12 months and cash therein shall be considered transferred on a first-in, first-out basis to the Trustee for inclusion in the Bond Account, as described in Section 2.02(d). All net income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Master Servicer and the Master Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Collateral Proceeds Account immediately upon the realization of such loss and shall have no right to reimbursement therefor. Any benefit resulting from deposits, maintenance or investment of funds in the Collateral Proceeds Account shall be for the Master Servicer's benefit.

         (c) Deposits to Collateral Proceeds Account. Subject to the last paragraph of this Section 2.02(c), the Master Servicer shall deposit in the Collateral Proceeds Account each of the following payments on and collections in respect of the Mortgage Loans as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof:

                  (i) all payments in respect of or allocable to interest on the Mortgage Loans (including any net income from REO Properties), net of the Monthly Servicing Fees attributable to such payments;

                  (ii) all collections of principal on or with respect to the Mortgage Loans;

                  (iii)  all Payments Ahead;

                  (iv)   all Net Liquidation Proceeds; and

                  (v) all Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 2.03).

in any case net of its Monthly Servicing Fees, Ancillary Servicing Compensation, and reimbursable outstanding Servicing Advances and Monthly Advances, to the extent the Master Servicer's automated system deducts such amounts from collected funds prior to deposit of such collected funds into the Collateral Proceeds Account.

         The Master Servicer shall replace all amounts previously withdrawn from the Collateral Proceeds Account and applied by the Master Servicer towards the payment of a Monthly Advance pursuant to Section 4.01(a) or towards the payment of a Servicing Advance pursuant to Section 4.01(b) by depositing into the Collateral Proceeds Account on or prior to the Deposit Date immediately following such withdrawal an amount equal to the total of all such amounts so applied since the immediately preceding Deposit Date.

         The foregoing requirements respecting deposits to the Collateral Proceeds Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collateral Proceeds Account amounts representing fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension or other administrative charges paid by Mortgagors or amounts received by the Master Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The amounts deposited in the Collateral Proceeds Account are subject to withdrawal by the Master Servicer, from time to time, (1) to make transfers to the Trustee for deposit into the Bond Account pursuant to Section 2.02(d), (2) to pay itself the Monthly Servicing Fee, to the extent not already paid to or retained by the Master Servicer, pursuant to Section 2.07, Ancillary Servicing Compensation, and investment income on Permitted Investments, (3) to make Servicing Advances or to reimburse itself for Servicing Advances, as applicable, in either case in accordance with Section 4.01(b), (4) to make Monthly Advances in accordance with Section 4.01(a) or to reimburse itself for payments of Monthly Advances as described in Section 4.01(a), and (5) to clear and terminate the Collateral Proceeds Account. In addition, if the Master Servicer deposits in the Collateral Proceeds Account any amount not required to be so deposited or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collateral Proceeds Account, any provision herein to the contrary notwithstanding.

         Upon such terms as [the Bond Insurer and] the Rating Agencies may approve, the Master Servicer may make the deposits to the Collateral Proceeds Account referred to in Section 2.02(c) on a later day than the second Business Day after receipt of the amounts required to be so deposited, which terms and later day shall be specified [by the Bond Insurer and] the Rating Agencies and confirmed to the Trustee and the Master Servicer in writing; provided, however, that in any event such amounts shall be deposited into the Collateral Proceeds Account no later than the next succeeding Deposit Date.

         (d) Remittances to Trustee. At or before 12:00 noon _______ time on each Deposit Date, the Master Servicer shall withdraw from the Collateral Proceeds Account all amounts on deposit therein that constitute any portion of Remittable Funds for the related Deposit Date (including any amounts therein that are being held for remittance on a subsequent Deposit Date and are applied toward the Monthly Advance for the related Deposit Date pursuant to Section 4.01(a)) and remit such amounts to the Trustee for deposit into the Bond Account. In addition, any amounts required pursuant to the Indenture to be deposited into the Bond Account in connection with a purchase of any Mortgage Loans by the Master Servicer pursuant to the Indenture and any other amounts (including Monthly Advances [and Compensating Interest] for such Deposit Date) required by this Agreement to be deposited by the Master Servicer with the Trustee shall be remitted to the Trustee for deposit into the Bond Account on the applicable Deposit Date.

         In the event that the Master Servicer does not remit all Remittable Funds for the related Payment Date on the Deposit Date, the Master Servicer also shall pay to the Trustee on demand, for its own account and not for the account of the Bondholders, an amount equal to the income that the Trustee would have received on the investment of such funds in Eligible Investments, as reasonably calculated by the Trustee, from the Deposit Date until the date that such Remittable Funds have been remitted to the Trustee.

         SECTION 2.3       HAZARD INSURANCE POLICIES.

         The Master Servicer shall cause to be maintained for each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Trustee upon foreclosure, by deed in lieu of foreclosure or comparable conversion), hazard insurance (including flood insurance coverage, if obtainable, to the extent such property is located in a federally designated flood area in such amount as is required under applicable FEMA guidelines) with extended coverage in an amount that is not less than the lesser of (1) the maximum insurable value from time to time of the improvements that are a part of such property or a replacement cost basis, or (2) the principal balance of such Mortgage Loan, determined in the case of a Mortgage Loan that has been foreclosed at the time of such foreclosure; provided, further, that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each such hazard insurance policy shall contain a standard mortgagee loss payable clause naming the originator, its successors and assigns, as mortgagee. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Amounts collected by the Master Servicer under any such policies shall be deposited into the Collateral Proceeds Account in accordance with Section 2.02 to the extent that they constitute Net Liquidation Proceeds or Trust Insurance Proceeds. If the Master Servicer shall obtain and maintain a blanket policy, issued by an insurer acceptable to each Rating Agency [and the Bond Insurer], insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 2.03, and there shall have been a loss that would have been covered by such policy, deposit in the Collateral Proceeds Account in accordance with Section 2.02 the amount not otherwise payable under the blanket policy because of such deductible clause from its own funds, and such amount shall not be reimbursable to the Master Servicer.

         SECTION 2.4 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND MODIFICATION AGREEMENTS.

         In any case in which property subject to a Mortgage is voluntarily conveyed by the Mortgagor, the Master Servicer may enter into an assumption agreement with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and, to the extent permitted by applicable law or the related mortgage documents, the Mortgagor remains liable thereon. [The Master Servicer shall not enter into any assumption agreement which modifies the Note Rate or payment terms of the Mortgage Note without the consent of the Bond Insurer.] If the Person to whom such Mortgaged Property has been or is about to be conveyed satisfies the Master Servicer's then-current underwriting standards as to borrower creditworthiness for mortgage loans similar to the Mortgage Loans and is in the same Seller credit rating category as that which was assigned to the borrower under the Mortgage Loan being replaced, the Master Servicer may enter into a substitution of liability agreement with such person, under which the previous Mortgagor is released from liability thereon and the transferee is substituted as a Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall not permit an assumption agreement or a substitution of liability agreement with respect to a Mortgage Loan unless permitted by applicable law and unless the Master Servicer determines that such action would not materially increase the risk of default or delinquency on such Mortgage Loan or materially impair the security for such Mortgage Loan. The Master Servicer will not enter into any assumption agreement or substitution of liability agreement unless such agreement complies with the Master Servicer's standard servicing procedures and the Master Servicer would enter into such agreement with respect to a mortgage loan in its own portfolio. The Master Servicer shall notify the Trustee that any assumption agreement or substitution of liability agreement has been completed and the Master Servicer shall forward to the Trustee the original of such assumption agreement or substitution of liability agreement. Such assumption agreement or substitution of liability agreement shall, for all purposes, be considered a part of the related Mortgage Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Note Rate shall not be reduced (but may be increased), the Principal Balance of such Mortgage Loan shall not be changed and the term of such Mortgage Loan will not be extended beyond the existing term of such Mortgage Loan. Any fee collected by the Master Servicer for entering into any such agreement shall be retained by the Master Servicer as Ancillary Servicing Compensation.

         In the event the Master Servicer does not approve an assumption of a Mortgage Loan as described above, the Master Servicer will enforce any related due-on-sale clause to the extent permitted by the related Mortgage Note and Mortgage and by all applicable laws and regulations, but only to the extent the Master Servicer does not believe that such enforcement will (1) adversely affect or jeopardize coverage under any related insurance policy, (2) result in legal action by the Mortgagor, or (3) materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

         Notwithstanding the foregoing paragraph of this Section 2.04 or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reasons of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer that the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

         SECTION 2.5 REALIZATION UPON DEFAULTED MORTGAGE LOANS, OPTIONS TO PURCHASE MORTGAGE LOANS.

         The Master Servicer, on behalf of and as the agent of the Indenture Trustee, shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 2.02(a) into the name of the Trustee; provided, however, that if the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances, then the Master Servicer will cause to be undertaken an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures. If the environmental inspection reveals any potentially hazardous substances, the Master Servicer will notify the Trustee [and the Bond Insurer], and the Master Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Trustee [and the Bond Insurer]. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general first lien one- to four-family mortgage loan servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or restoration of any Mortgaged Property unless, in the reasonable judgment of the Master Servicer, such foreclosure, correction or restoration will increase Net Liquidation Proceeds (taking into account the reimbursement of such expenses to the Master Servicer and any unreimbursed Servicing Advances and Monthly Advances made or expected to be made with respect to such Mortgage
Loan).

         To the extent the Net Liquidation Proceeds derived from any such foreclosure or conversion exceed the Principal Balance of the related Mortgage Loan and accrued interest thereon at the applicable Note Rate through the Determination Date during the Collection Period in which such foreclosure or conversion occurs (net of any Monthly Advances or Servicing Advances made by the Master Servicer with respect to such Mortgage Loan and that were unreimbursed prior to the receipt of such Net Liquidation Proceeds), such excess shall be paid directly to the Master Servicer as additional Servicing Compensation and shall be free from the lien of the Indenture.

         The Master Servicer must determine, as to each defaulted Mortgage Loan, when such Mortgage Loan has become a Liquidated Mortgage Loan.

         The Master Servicer, at its sole option, may purchase from the Trust Estate on any Deposit Date any Mortgage Loan as to which the related Mortgagor has failed to make full Monthly Payments as required under the related Mortgage Note for three consecutive months at any time following the applicable Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by transferring such amount to the Trustee for deposit into the Bond Account on such Deposit Date pursuant to Section 2.02; provided, however, that the Aggregate Collateral Values of the Mortgage Loans purchased by the Master Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 10% of the Initial Pool Balance, unless otherwise approved by the [Bond Insurer]. On any Deposit Date following the Determination Date as of which the aggregate of the Principal Balances of the Mortgage Loans is equal to or less than 10% of the Initial Pool Balance, if the Depositor shall not have elected to redeem the Bonds pursuant to the Indenture, the Master Servicer, in its sole discretion, may purchase from the Trust Estate all, but not less than all, of the Mortgage Loans then included in the Trust Estate at a price equal to the Purchase Price for each such Mortgage Loan by transferring such amount to the Trustee for deposit in the Bond Account on such Deposit Date pursuant to
Section 2.02. Upon the receipt by the Trustee of the Purchase Price for any Mortgage Loan as to which the Master Servicer has exercised its option to purchase pursuant to this paragraph, the Trustee shall release to the Master Servicer the Mortgage Loan File pertaining to each such Mortgage Loan and the Trustee and the Depositor shall execute and deliver such instruments of transfer and all other documents furnished by the Master Servicer as are necessary to transfer their respective interests in such Mortgage Loans to the Master Servicer. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of each Mortgage Loan so purchased.

         In the event that title to any Mortgaged Property is acquired as REO Property by the Trustee in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Bondholders [and the Bond Insurer], and the Master Servicer shall manage, conserve, protect and operate each such REO Property for the Bondholders solely for the purpose of its prompt disposition and sale. The Master Servicer shall use its best efforts to dispose of each such REO Property as expeditiously as possible consistent with the goal of maximizing Net Liquidation Proceeds (taking into account any unreimbursed Servicing Advances and Monthly Advances made or expected to be made with respect to such REO Property). None of the Depositor, the Trustee or the Master Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of any such REO Property.

         SECTION 2.6       TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE LOAN
                           FILES.

         (a) Upon the payment in full of the principal balance of any Mortgage Loan, the Master Servicer shall notify the Trustee by a certification in the form of Exhibit B hereto (a "Request for Release") (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited to the Collateral Proceeds Account pursuant to Section 2.02 have been so deposited) of a Servicing Officer. Such notification shall be made each month at the time that the Master Servicer delivers its Servicer Remittance Report to the Depositor and the Trustee pursuant to Section 3.01. Upon any such payment in full, the Master Servicer is authorized to procure a deed of full reconveyance covering the related Mortgaged Property encumbered by such Mortgage, which deed, except as otherwise provided in applicable law, shall be recorded in the office of the County Recorder in which the Mortgage is recorded, or, as the case may be, to procure an instrument of satisfaction or, if the related Mortgagor so requests, an assignment without recourse, in each case prepared by the Master Servicer at its expense and executed by the Trustee, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Master Servicer to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such deed of reconveyance, assignment or instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collateral Proceeds Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan or to effect a partial release of any Mortgaged Property from the lien of the related Mortgage, the Master Servicer shall deliver to the Trustee a Request for Release requesting the related Trustee Mortgagee Loan File or specified documents included therein. The Trustee shall, within five Business Days after its receipt of such Request for Release, release the related Mortgage Loan File or the specified documents to the Master Servicer. Any such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (1) the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collateral Proceeds Account or the Bond Account or (2) the Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for the purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer certifying as to the name and address of the Person to which such Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an officer's certificate of the Master Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collateral Proceeds Account or the Bond Account have been so deposited, or that such Mortgage Loan has become an REO Property (each, a "Servicing Officer's Certificate"), the Request for Release shall be released by the Trustee to the Master Servicer.

         (c) Upon receipt of a Servicing Officer's Certificate, the Trustee shall execute any documents prepared by the Master Servicer and delivered to it as necessary or appropriate to enable the Master Servicer to perform its obligations hereunder, including, without limitation, documents to enable the Master Servicer to convey title to a Mortgaged Property to the Mortgagor or its designee upon payment of the Mortgage Loan in full or to convey title to an REO Property to the purchaser thereof, or to convey title to a Mortgaged Property into the name of the Trustee pursuant to Section 2.05.


         SECTION 2.7 SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY THE MASTER SERVICER[; COMPENSATION INTEREST].

         On each Deposit Date, the Master Servicer shall be entitled to receive, by withdrawal by the Master Servicer from the Collateral Proceeds Account, out of collections of interest on the Mortgage Loans for the related Collection Period, as servicing compensation for such Collection Period, the Monthly Servicing Fee, to the extent not retained by the Master Servicer from amounts remitted to the Collateral Proceeds Account pursuant to Section 2.02(c)(i). The Master Servicer shall also be entitled to retain any Ancillary Servicing Compensation when received.

         [The Servicer shall pay Compensating Interest to the Trustee on behalf of the Bondholders out of the related Monthly Servicing Fee on each Deposit Date, to the extent of the amount of the Monthly Servicing Fee, and shall not be entitled to reimbursement therefor. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees and expenses relating to the Annual Independent Public Accountant's Servicing Report described in Section 2.09, and all other fees and expenses not otherwise expressly stated hereunder for the account of the Bondholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.]

         SECTION 2.8       ANNUAL STATEMENT AS TO COMPLIANCE.

         (a) The Master Servicer will deliver to the Depositor, the Trustee, [the Bond Insurer] and each Rating Agency, with a copy to each of the Underwriters, on or before March 31 of each year, beginning with March 31, _____ an Officer's Certificate of the Master Servicer substantially in the form set forth in Exhibit A hereto stating that (1) a review of the activities of the Master Servicer during the preceding calendar year (or since the Closing Date in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (2) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Master Servicer shall deliver to the Depositor and the Trustee, with a copy to [the Bond Insurer,] each Rating Agency and each of the Underwriters, promptly after having obtained knowledge thereof, but in no event later than ten Business Days thereafter, written notice by means of an Officer's Certificate of any event that with the giving of notice or the lapse of time, or both, would become an Event of Default.

         SECTION 2.9       ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING
                           REPORT.

         On or before March 31 of each year, beginning with March 31, _____, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Depositor, the Trustee, [the Bond Insurer] and each Rating Agency, with a copy to each of the Underwriters, to the effect that such firm has examined certain documents and records relating to the servicing activities of the Master Servicer for the period covered by such report, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Master Servicer that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

         SECTION 2.10 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

         (a) The Master Servicer shall provide to Bondholders that are federally insured savings associations and the FDIC and its supervisory agents and examiners access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, and to the Depositor, the Trustee [and the Bond Insurer] and their respective agents all documentation relating to the Mortgage Loans that is in the possession of the Master Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 2.10(a) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         (b) The Master Servicer shall supply information to the Trustee, upon reasonable advance notice, in such form as the Trustee shall reasonably request, as is required in the Trustee's reasonable judgment to enable the Trustee to make required payments and to furnish the certificates, statements and reports to Bondholders [and the Bond Insurer] as required of the Trustee pursuant to the Indenture, it being understood that the Master Servicer is responsible for supplying information concerning the Mortgage Loans and not for any other information, including, without limitation, calculation of payments due on the Bonds. [The Master Servicer shall also supply information upon reasonable advance notice, in such form as the Bond Insurer shall reasonably request, as is reasonably requested by the Bond Insurer to enable the Bond Insurer to monitor the performance of the Mortgage Loans.]

         SECTION 2.11 MAINTENANCE OF FIDELITY BOND AND ERRORS AND OMISSIONS POLICY.

         The Master Servicer shall during the term of its service as Master Servicer maintain in force a (1) policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (2) fidelity bond in respect of its officers, employees and agents, in each case having coverage amounts deemed by the Master Servicer to be adequate to its operations.

         SECTION 2.12 NOTICES TO THE DEPOSITOR, THE RATING AGENCIES, THE TRUSTEE [AND THE BOND INSURER].

         In addition to the other notices required to be given to the Depositor, the Rating Agencies, the Trustee, [the Bond Insurer] and the Underwriters by the provisions of this Agreement, the Master Servicer shall give prompt notice to the Depositor, each Rating Agency, the Trustee [and the Bond Insurer] of (1) any amendment to this Agreement, (2) the occurrence of an Event of Default and (3) the purchase of any Mortgage Loan pursuant to Section
2.01 or 2.05 by the Master Servicer, as the case may be.

         SECTION 2.13 REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTIES.

         On or before February 28 of each year beginning in 19___, the Master Servicer shall file the reports of foreclosures and abandonments of any Mortgaged Property required by Code Section 6050J with the Internal Revenue Service and provide a copy of such filing to the Trustee. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         SECTION 2.14      SUB-SERVICERS AND SUB-SERVICING AGREEMENTS.

         (a) The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to [the Bond Insurer and] the Indenture Trustee and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. [The Master Servicer shall give notice to the Bond Insurer of the appointment of any Sub-Servicer.] The Master Servicer shall not enter into any Sub-Servicing Agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The Master Servicer may enter into, and make amendments to, any Sub-Servicing Agreement or enter into different forms of Sub- Servicing Agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.

         (b) For purposes of this Agreement the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. With respect to the Master Servicer's obligations under
Section 2.01 to make deposits into the Collateral Proceeds Account, the Master Servicer shall be deemed to have made such deposits when any Sub-Servicer has made such deposits into a Sub-Servicing Account if permitted by the related Sub-Servicing Agreement.

         (c) Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone [and the Bond Insurer] and the Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub- Servicer, except that the Trustee shall have such claims or rights that arise as a result of any funds held by a Sub-Servicer in trust for or on behalf of the Trust Estate, the Bondholders [and the Bond Insurer]. Notwithstanding the execution of any Sub-Servicing Agreement, the Master Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

         [SECTION 2.15     SERVICING FOR BENEFIT OF THE BOND INSURER.

         Provided there does not exist a Bond Insurer Default, the Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collateral Proceeds Account for the benefit of the Bondholders and for the benefit of the Bond Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Bondholders shall be deemed to include the Bond Insurer.

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Bondholders shall also be sent to the Bond Insurer.]

         SECTION 2.16      ANNUAL LIEN OPINIONS; BOND REDEMPTIONS.

         (a) The Master Servicer shall procure, at its own expense, the Opinions of Counsel required to be delivered annually to the Trustee pursuant to Section 9.06 of the Indenture, to the extent that the Depositor fails to do so.

         (b) In the event the Depositor exercises its right to redeem the Bonds pursuant to Article Eleven of the Indenture, the Master Servicer shall, at its own expense, prepare all documents necessary for the Depositor to sign in connection with such redemption, and deposit amounts required to be deposited by the Depositor in connection with such redemption, and shall advise the Depositor as to the actions it must take in accordance with the Indenture in order to effect such redemption. The Depositor shall follow all such directions of the Master Servicer.


                                   ARTICLE 3
                           SERVICER REMITTANCE REPORT


         SECTION 3.1       SERVICER REMITTANCE REPORT.

         Not later than the third Business Day prior to each Deposit Date, the Master Servicer shall deliver to the Depositor, the Trustee, [the Bond Insurer] and each of the Underwriters a computer-readable magnetic tape (the "Tape" for such month) and a series of hard copy reports generally including the same information included on the Tape (the "Report," and, together with the Tape, the "Servicer Remittance Report" for such month) detailing the payments and collections received in respect of the Mortgage Loans during the immediately preceding Collection Period. The Servicer Remittance Report shall include loan-by-loan information that specifies account number, borrower name, outstanding principal balance and activity for the preceding Collection Period and Due Period, as applicable, and any other information sufficient to enable the Trustee to report the items specified in Section 12.09 in the Indenture, as well as the information set forth on Exhibit E hereto as to Mortgage Loans that became Liquidated Mortgage Loans during the related Collection Period, and may be delivered in a separate report in the form of Exhibit E hereto or as part of the Servicer Remittance Report. The Servicer shall only be required to report information concerning the Mortgage Loans, and shall not be required to calculate any required payments on the Bonds [or to the Bond Insurer].

                                   ARTICLE 4
                    MONTHLY ADVANCES AND SERVICING ADVANCES


         SECTION 4.1       MONTHLY ADVANCES; SERVICING ADVANCES.

         (a) Monthly Advances. On or before each Deposit Date, the Master Servicer will transfer to the Trustee for deposit in the Bond Account, in same day funds, an amount (a "Monthly Advance") equal to the sum of (1) with respect to all Mortgage Loans for which the Monthly Payment due on the first day of the month in which the Deposit Date occurs has not yet been paid, the amount of such late Monthly Payment (net of the Monthly Servicing Fee attributable to such Mortgage Loan), plus (2) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which a final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of the Monthly Payment that would have been due on the related Mortgage Loan (net of the Monthly Servicing Fee attributable to such REO Property) over the net income from such REO Property transferred to the Bond Account for such Payment Date; provided, however, that in no case will the Master Servicer be required to make advances with respect to any period following the final due date with respect to any Mortgage Loan. All or a portion of any Monthly Advance required to be made on a Deposit Date may be paid out of amounts on deposit in the Collateral Proceeds Account that are not required to be transferred on such Deposit Date to the Trustee for deposit into the Bond Account as any portion of Remittable Funds for the related Deposit Date; provided, however, that the Master Servicer shall be required to replace any such amounts by deposit into the Collateral Proceeds Account on or before the next Deposit Date and the amount of such deposit shall thereafter be considered a Monthly Advance for purposes of reimbursement under this Agreement.

         The Master Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. In addition, if the Master Servicer determines, in its good faith business judgment, that a previously made Monthly Advance has become a Nonrecoverable Advance, the Master Servicer may reimburse itself for such Nonrecoverable Advances from amounts on deposit in the Collateral Proceeds Account, regardless of whether such amounts are attributable to such Mortgage Loan. Notwithstanding anything herein to the contrary, no Monthly Advance need be made hereunder if such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         (b) Servicing Advances. The Master Servicer shall from time to time during the term of this Agreement make such Servicing Advances as the Master Servicer shall deem appropriate or advisable under the circumstances and are required pursuant to the terms of this Agreement. Servicing Advances may be paid by the Master Servicer out of amounts on deposit in the Collateral Proceeds Account from time to time; provided, however, that the Master Servicer shall be required to replace any such amounts by deposit into the Collateral Proceeds Account on or before the first Deposit Date occurring after the payment of a Servicing Advance with such amounts, and the amount of such deposit shall thereafter be considered a Servicing Advance for purposes of reimbursement under this Agreement. All Servicing Advances made by the Master Servicer shall be reimbursable from collections or recoveries relating to the Mortgage Loans in respect of which such Servicing Advances have been made including Liquidation Proceeds and Insurance Proceeds, and such other amounts as may be collected by the Master Servicer from the Mortgagor, or from other amounts on deposit in the Collateral Proceeds Account after the Master Servicer shall have determined, in its good faith business judgment that such Servicing Advance has become a Nonrecoverable Advance. Notwithstanding anything herein to the contrary, no Servicing Advances need be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.


                                   ARTICLE 5
                              THE MASTER SERVICER


         SECTION 5.1       REPRESENTATIONS AND WARRANTIES OF THE MASTER
                           SERVICER.

         (a) The Master Servicer hereby represents and warrants to the Depositor, the Trustee, [the Bond Insurer] and the Bondholders that, as of the Closing Date:

                  (i) The Master Servicer is a [corporation] duly organized, validly existing and in good standing under the laws of [the State of __________]. The Master Servicer is in compliance with the laws of each state in which it is acting as Master Servicer with respect to a Mortgage Loan to the extent necessary to perform all servicing obligations with respect to the related Mortgaged Property hereunder. The Master Servicer has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

                  (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Master Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings (administrative, judicial or otherwise) with respect to which the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement.

                  (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, either in any one instance or in the aggregate, should reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or that should be reasonably expected to impair the ability of the Master Servicer to perform under the terms of this Agreement.

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default should reasonably be expected to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or to have consequences that should reasonably be expected to adversely affect its performance hereunder.

                  (v) The collection practices used by the Master Servicer are in all material respects legal and customary in the non-conforming mortgage loan servicing business.

                  (vi) Upon discovery by any party hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Bondholders, the party discovering such breach shall give prompt written notice to the other parties hereto [and the Bond Insurer]. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects.

         SECTION 5.2       LIABILITY OF THE MASTER SERVICER.

         The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

         SECTION 5.3 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE MASTER SERVICER.

         Any corporation or other entity (1) into which the Master Servicer may be merged or consolidated, (2) that may result from any merger, conversion or consolidation to which the Master Servicer shall be a party, or (3) that may succeed to all or substantially all of the business of the Master Servicer, which corporation or other entity shall be the successor to the Master Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that if the Master Servicer is not the surviving entity, or if the assumption by the surviving entity is not effective by operation of law, then the surviving entity shall execute and deliver to the Depositor and the Trustee an agreement of assumption to perform every obligation of the Master Servicer hereunder and provided further that if the surviving entity is not the Master Servicer, the surviving entity must (A) have a net worth of not less than $10,000,000, [(B) be acceptable to the Bond Insurer and] (C) each Rating Agency must have issued written confirmation that the succession of such successor will not result in a downgrading of the implied rating then assigned by such Rating Agency to the Bonds [(without taking into account the Bond Insurance Policy)].

         SECTION 5.4       LIMITATION ON LIABILITY OF THE MASTER SERVICER AND
                           OTHERS.

         Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Depositor, the Trustee, the Trust Estate, [the Bond Insurer] or the Bondholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any breach of warranties or representations made herein or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Master Servicer or by reason of reckless disregard of the obligations and duties of the Master Servicer hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage

Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 5.5       MASTER SERVICER NOT TO RESIGN.

         Subject to the provisions of Section 5.03 regarding the merger or consolidation of the Master Servicer into or with another entity, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties or obligations hereunder is no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other activities carried on by it at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer pursuant to this Section shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Trustee [and the Bond Insurer] obtained by the Master Servicer at its own expense. No resignation pursuant to this Section 5.05(a) shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02 or (b) shall relieve the Master Servicer of responsibility for any obligations pursuant to this Agreement that specifically survive the resignation or termination of the Master Servicer. Each of the Rating Agencies shall be given written notice of a resignation of the Master Servicer pursuant to this Section.

         Notwithstanding the foregoing, the Master Servicer may resign effective upon its appointment of a successor the appointment of whom has been approved by the [Bond Insurer and] the Trustee in writing, but only if each Rating Agency shall have confirmed in writing that the appointment of such successor will not result in the downgrading of the then-current implied ratings assigned by them to the Bonds [(without taking into account the Bond Insurance Policy)].


                                   ARTICLE 6
                                    DEFAULT


         SECTION 6.1       EVENTS OF DEFAULT.

         If any one of the following events (each an "Event of Default") shall occur and be continuing:

         (a) Any failure by the Master Servicer to (1) make a required Monthly Advance on the related Deposit Date or (2) deposit into the Collateral Proceeds Account or transfer to the Trustee for deposit in the Bond Account any other amount required to be deposited therein under this Agreement on the related Deposit Date, which failure, in the case of only clause (2) hereof, is not remedied by the close of business on the Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee [or the Bond Insurer] or to the Master Servicer, [the Bond Insurer] and the Trustee by Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%;

         (b) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or in the Sales Agreement, which failure
(1) materially and adversely affects the Bondholders [or the Bond Insurer] and
(2) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee[, at the direction of the Bond Insurer, or by the Bond Insurer, or, with the consent of the Bond Insurer, to the Master Servicer by the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%].

         (c) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (d) The consent by the Master Servicer to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the Master Servicer's filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the Master Servicer's making of an assignment for the benefit of its creditors, or the Master Servicer's voluntary suspension of payment of its obligations;

         (e) The occurrence of a Delinquency Rate Trigger, a Cumulative Loss Rate Trigger or a Rolling Loss Rate Trigger;

         (f) The Master Servicer's Net Worth as of the end of any fiscal quarter, commencing with the fiscal quarter ended _________ ___, 19___, being less than the Target Net Worth for such quarter; provided, however, that this default test shall not apply to any quarter ended after _________ ___, 20___; or

         (g) Breach by the Master Servicer in any material respect of any of its representations and warranties made herein or in the Sales Agreement (not including Section 4(b) thereof), or in any certificate delivered pursuant hereto or thereto, and the failure of the Master Servicer to cure such breach in all material respects within 30 days after the notice of such breach shall have been given to the Master Servicer by the Depositor, the Trustee [or the Bond Insurer];

then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Master Servicer, [either (1) the Bond Insurer or
(2) with the prior written consent of the Bond Insurer,] either the Trustee or the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 25%, by notice then given in writing to the Master Servicer with a copy to [the Bond Insurer and to] the Trustee, may terminate all of the rights, responsibilities and obligations of the Master Servicer as servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (unless a successor Master Servicer has been appointed pursuant to Section 6.02) pursuant to and under this Section and, without limitation, the Trustee or successor Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Notes and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of its responsibilities and rights as Master Servicer hereunder, including, without limitation, the transfer to the Trustee or successor Master Servicer for the administration by it of all cash amounts that shall at the time be held by the Master Servicer that have been deposited by the Master Servicer in the Collateral Proceeds Account or transferred to the Trustee for deposit into the Bond Account or thereafter received by the Master Servicer with respect to the Mortgage Loans.

         The Trustee shall notify the Master Servicer in writing immediately upon its becoming aware of a default described in Section 6.01(a).

         All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Servicer Mortgage Loan Files to a successor Master Servicer, amending this Agreement to reflect the appointment of a successor as Master Servicer pursuant to this Section 6.01 or otherwise in connection with the assumption by a successor Master Servicer of the duties of the predecessor Master Servicer hereunder shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses.

         SECTION 6.2       TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 6.01, the Trustee shall appoint a successor Master Servicer meeting the criteria described below and, if it does not appoint a successor, or until the successor's appointment takes effect, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, including without limitation, the obligation to make Monthly Advances [and to pay Compensating Interest]. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. In the event the Trustee fails to appoint a successor Master Servicer, and the Trustee is unwilling or legally unable to act as successor Master Servicer itself, it may petition a court of competent jurisdiction to appoint, any established housing and home finance institution or any institution that regularly services residential mortgage loans that is then servicing a residential mortgage loan portfolio and having all licenses, permits and approvals required by applicable law, and having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; [provided that any such successor Master Servicer (other than the Trustee) shall be acceptable to the Bond Insurer, which acceptance shall not be unreasonably withheld and] provided further that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the implied rating assigned to the Bonds by any Rating Agency, [without taking into account the existence of the Bond Insurance Policy]. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer that may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer or the Depositor of any of its representations or warranties contained herein or in any related document or agreement. Each of the Rating Agencies shall be given written notice of the appointment of a successor Master Servicer pursuant to this Section.

         SECTION 6.3       NOTIFICATIONS TO BONDHOLDERS.

         Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article Six, the Trustee shall give prompt written notice thereof to Bondholders at their respective addresses appearing in the Bond Register, the Depositor, [the Bond Insurer] and to each Rating Agency.

         Within 60 days of obtaining actual knowledge of the occurrence of any Event of Default that remains uncured, the Trustee shall transmit by mail to all Bondholders notice of such Event of Default.

         SECTION 6.4 ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY THE TRUSTEE OR ANY SUCCESSOR MASTER SERVICER.

         Upon the termination of the Master Servicer as servicer under this Agreement, the Trustee as successor to the Master Servicer hereunder or any other successor to the Master Servicer hereunder may, subject to the terms of any Sub-Servicing Agreement, in its sole and absolute discretion elect to assume or terminate any Sub-Servicing Agreement then in force and effect between the Master Servicer and the Sub-Servicer. Notwithstanding the foregoing, any termination fee due to a Sub-Servicer because of its termination by the Trustee hereunder shall be the responsibility of the terminated Master Servicer and not the Trustee. Upon the assumption of any Sub-Servicing Agreement, the terminated Master Servicer agrees to deliver to the assuming party any and all documents and records relating to the applicable Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effectuate the orderly transfer of the Sub-Servicing Agreement.

         SECTION 6.5       PAYMENT OF TRUSTEE'S FEES AND EXPENSES.

         (a) On each Payment Date, the Trustee will be entitled to retain its Trustee Fee from amounts deposited into the Bond Account on the related Deposit Date. The Trustee Fee constitutes compensation for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder or under the Indenture. The Trustee does not and will not have any lien on the Trust Estate for payment of any such fees or expenses.

         (b) The Master Servicer shall pay or reimburse the Trustee, from its own funds, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement and the Indenture, (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or that is otherwise reimbursed to the Trustee, and except for routine, recurring or nominal expenses, disbursements and advances; provided, however, that the Trustee shall not refuse to perform any of its duties hereunder or under the Indenture solely as a result of the failure of the Master Servicer to pay or reimburse such expenses, disbursements or advances.

         (c) The Master Servicer agrees to indemnify the Trustee, and its agents, directors, employees and officers (each an "Indemnified Party") from, and hold it harmless against, any and all losses and liabilities, damages, claims or expenses (including reasonable attorneys' fees, expenses and disbursements), incurred or in connection with this Agreement, the Indenture or the Bonds, including, but not limited to, any such loss, liability or expense incurred, arising in respect of or in connection with any legal action against the Trust Estate, the Depositor or the Trustee or any director, officer, employee or agent thereof, or the performance of any of the Trustee's duties hereunder (except in the event it assumes the duties and obligations of the Servicer hereunder as the result of an Event of Default) or the Indenture, other than any loss, liability or expense incurred by reason of the negligence, bad faith or intentional misconduct of the Trustee. Notwithstanding the generality of the foregoing, if any action, suit or other proceeding is brought against an Indemnified Party for which the Indemnified Party seeks indemnification hereunder, the Indemnified Party shall promptly notify the Master Servicer of the commencement thereof, whereupon the Master Servicer will be entitled to participate therein, and to assume the defense thereof, with counsel selected by the Master Servicer and reasonably satisfactory to such Indemnified Party, provided, that, if in the Indemnified Party's reasonable judgment the Indemnified Party has any claims or defenses that conflict with or differ from the interests of the Master Servicer, the Indemnified Party shall be entitled to select counsel of its choosing and pursue such claims and defenses separately and all related costs, expenses and liabilities associated with such separate claims or defenses will continue to be covered by the

Master Servicer's indemnification obligation hereunder. The Master Servicer shall not be entitled to settle any proceeding without the consent of any Indemnified Party with any right of indemnification hereunder with respect to such proceeding except upon such terms as will provide each such Indemnified Party reasonable assurance of full indemnity hereunder.

         (d) This Section 6.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Master Servicer as regards rights accrued prior to such resignation or removal.

         (e) Amounts required to be paid by the Master Servicer to the Trustee under subsections (b) and (c) above shall be paid by the Master Servicer out of its own funds, and shall not be reimbursable to the Master Servicer from the Collateral Proceeds Account or netted by the Master Servicer out of funds it is required to deposit into the Collateral Proceeds Account.


                                   ARTICLE 7
                                  TERMINATION


         SECTION 7.1       TERMINATION.

         Except as otherwise specifically set forth herein, the obligations and responsibilities of the Master Servicer shall terminate upon the earliest to occur of (1) the final payment or other liquidation of the Mortgage Loans and the disposition of all REO Properties and the remittance of all funds due hereunder with respect to such Mortgage Loans and REO Properties and (2) the satisfaction and discharge of the indebtedness evidenced by the Bonds [and the payment of all amounts due the Bond Insurer under the Indenture].


                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS


         SECTION 8.1       AMENDMENT.

         This Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee, without the consent of any of the Bondholders [but only with the prior written consent of the Bond Insurer (which consent shall not be unreasonably withheld)], (1) to cure any error or any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or (2) to comply with the requirements of the Code; provided that in all such cases the Trustee shall have received written confirmation from each Rating Agency that any such modifications to this Agreement will not result in a qualification, reduction or withdrawal of the implied rating assigned to the Bonds by such Rating Agency [(without taking into account the Bond Insurance Policy)]; provided, further, that in all such cases such action shall not, as evidenced by an Opinion of Counsel furnished by and at the expense of the party requesting such amendment, adversely affect in any material respect the interests of any Bondholder [or the Bond Insurer].

         This Agreement may also be amended from time to time by the Master Servicer, the Depositor and the Trustee, with the consent of the [Bond Insurer (which consent shall not be unreasonably withheld) and the] Holders of Bonds evidencing Voting Interests of the Bonds affected thereby aggregating greater than 50%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Bonds of such Bonds; provided, however, that no such amendment shall (1) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or payments which are required to be deposited into the Bond Account without the consent of all Bondholders or (2) reduce the aforesaid percentage of the Bonds the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Bonds then outstanding.

         Promptly after the execution of any such amendment or consent pursuant to the second preceding paragraph, the Trustee shall furnish written notification of the substance of such amendment to each Bondholder and an executed copy of such amendment to each Rating Agency, with a copy to each of the Underwriters.

         It shall not be necessary for the consent of Bondholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Bondholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee [and the Bond Insurer] shall be entitled to receive and rely upon an Opinion of Counsel furnished by and at the expense of the party requesting such amendment stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

         SECTION 8.2       GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 8.3       NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor in care of ___________________________________________________; (b) in the case of the
Master Servicer, at _____________________________________________________; (c)
in the case of the Trustee, at its Corporate Trust Office at ____________________________________; (d) in the case of the Bond Insurer,
____________________________________________; (e) in the case of S&P, to
Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Mortgage Surveillance Group; and (f) in the case of Moody's, to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; and (g) in the case of the Underwriters, to the respective addresses specified in the Underwriting Agreement. Any notice required or permitted to be mailed to a Bondholder shall be given by first class mail, postage prepaid, at its address shown in the Bond Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Bondholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

         SECTION 8.4.  SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Bonds or the rights of the Holders thereof.

         SECTION 8.5       ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.03 and 5.05, this Agreement may not be assigned by the Depositor or the Master Servicer without the prior written consent of [the Bond Insurer and] the Holders of Bonds evidencing not less than 66% of the Voting Interests of all Bonds.

         [SECTION 8.6      THIRD PARTY BENEFICIARY; RATING.

         (a) The Bond Insurer is an intended third-party beneficiary of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Bond Insurer; provided that, notwithstanding the foregoing, for so long as a Bond Insurer Default is continuing, the Bondholders shall succeed to the Bond Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Bond Insurer shall be for the benefit of and run directly to the Bond Insurer, and the Bond Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

         (b) In the event the rating of the Bond Insurer by any of the Rating Agencies is reduced to a rating that is below "investment grade" (as that term is then commonly used), the Servicer shall, at its own expense, seek to obtain ratings of the Bonds (apart from the rating related to the Bond Insurance Policy) from such Rating Agency.]

         SECTION 8.7       COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         SECTION 8.8       INTENTION OF THE PARTIES.

         It is the intention of the parties that the Depositor is conveying, and the Master Servicer is receiving, only a contract for servicing and administering the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute record holder of the Mortgage Loans and all rights related thereto.

         SECTION 8.9       WAIVERS AND MODIFICATIONS.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 8.10      FURTHER AGREEMENTS.

         The Master Servicer and the Depositor each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         SECTION 8.11      ATTORNEY-IN-FACT.

         The Depositor hereby designates the Master Servicer its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Agreement or the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                         UNION PLANTERS MORTGAGE FINANCE
                                                  CORP., AS DEPOSITOR



                                         By:
                                             --------------------------------
                                             Authorized Signatory



                                             --------------------------------
                                             AS MASTER SERVICER



                                         By:
                                             --------------------------------
                                             Name:
                                             Title:



                                             --------------------------------
                                             AS TRUSTEE AND NOT IN ITS
                                             INDIVIDUAL CAPACITY



                                             By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                   Schedule I

                             Mortgage Loan Schedule







               [on file with the Trustee and the Master Servicer]

                                   EXHIBIT A


                   FORM OF ANNUAL STATEMENT AS TO COMPLIANCE


         The undersigned, ________________________, of ________________________
(the "Master Servicer"), in its capacity as Master Servicer under that certain Servicing Agreement dated as of __________ 1, 19___ (the "Servicing Agreement") among Union Planters Mortgage Finance Corp., as Depositor, ____________________, as Master Servicer, and __________________, National
Association, as Trustee, does hereby certify pursuant to Section 2.08 of the Servicing Agreement that as of the ___ day of ____________, 199_:

         (a) review of the activities of the Servicer for the year ended December 31, 199_ and of its performance under the Servicing Agreement has been made under my supervision, and

         (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Servicing Agreement throughout such year.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this ____ day of ___________, 199_.


                                            ----------------------------------
                                            Name:
                                            Title:


                                  Exhibit A-1

                                   EXHIBIT B

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


TO:      [Trustee]
         [Address]
         [Address]

         RE: Servicing Agreement, dated as of ____________ 1, 19___, among Union Planters Mortgage Finance Corp. (the "Depositor"), _________________________, as Master Servicer, and
                  _________________, National Association, as Trustee (the "Servicing Agreement")

         In connection with the administration of the Mortgage Loans held by you as the Trustee, we request the release and acknowledge receipt of the Mortgage Loan File [specify documents if only a partial Mortgage Loan File is being released) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name and Address & Zip Code:


Mortgage Loan Number:


Reason for Requesting Documents (check one)

_____    1.       Mortgage Loan Paid in Full. (The Master Servicer hereby
                  certifies that all amounts received in connection therewith have been deposited into the Collateral Proceeds Account as provided in the Servicing Agreement.)

_____    2.       Mortgage Loan in Foreclosure.

_____    3.       Substitution of Qualified Replacement Mortgage Loan.

_____    4.       Mortgage Loan Liquidated by _________________.  (The Master
                  Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received.)

_____    5.       Other (explain). ________________________________________

If item 1, 3 or 4 above is checked, and if all or part of the Mortgage Loan File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.


                               Exhibit B - Page 1

         If item 1, 3 or 4 above is checked, and if all or part of the Mortgage Loan File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

         If item 2 or 5 is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

         Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Servicing Agreement or in the Indenture.



                                             --------------------------------
                                             AS MASTER SERVICER



                                      By:
                                             --------------------------------

                                             Name:
                                                    -------------------------
                                             Title:
                                                    -------------------------
                                             Date:
                                                    -------------------------

Acknowledgment of Documents returned to the Trustee:


                                              -------------------------------
                                              AS TRUSTEE



                                      By:
                                             --------------------------------

                                             Name:
                                                    -------------------------
                                             Title:
                                                    -------------------------
                                             Date:
                                                    -------------------------


                               Exhibit B - Page 2

                                   EXHIBIT E

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Principal Balance:

1.       Type of Liquidation (REO disposition/charge-off/short pay-off)

         Date last paid
         Date of foreclosure
         Date of REO
         Date of REO Disposition
         Property Sale Price/Estimated Market Value of disposition

2.       Liquidation Proceeds                                          $____________

         Principal Prepayment                                          _____________
         Property Sale Proceeds                                        _____________
         Insurance Proceeds                                            _____________
         Other (itemize)                                               _____________

         Total Proceeds                                                $____________

3.       Liquidation Expenses

         Servicing Advances                                            $____________
         Delinquency Advances                                          _____________
         Monthly Advances                                              _____________
         Servicing Fees                                                _____________
         Other Servicing Compensation                                  _____________

         Total Advances                                                $____________

4.       Net Liquidation Proceeds
         (Item 2 minus Item 3)                                         $____________

5.       Principal Balance of Mortgage Loan                            $____________

6.       Loss, if any (Item 5 minus Item 4)                            $____________



                               Exhibit E - Page 1